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                                  EXHIBIT F
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                                   AGREEMENT
                                   ---------

                 By this Agreement, the undersigned agree that the Amendment No. 9 to Schedule 13D being filed on or about this date, with respect to the ownership of shares of common stock of E.I. du Pont de Nemours and Company, and any subsequent amendment to such Schedule 13D filed by any of the undersigned, is being filed on behalf of each of us.


Dated:  April 10, 1995

                                        JES DEVELOPMENTS, INC.



                                        By: /s/ Daniel R. Paladino
                                            ----------------------
                                            Daniel R. Paladino
                                            Vice President



                                        THE SEAGRAM COMPANY LTD.



                                        By: /s/ Daniel R. Paladino
                                            ----------------------
                                            Daniel R. Paladino
                                            Vice President, Legal
                                              and Environmental
                                              Affairs